EX-10.75.01

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT (this “Agreement”) is made as of March 3, 2008 by and between EMERITUS CORPORATION, a Washington corporation (“Borrower”), and NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation (“Lender”), with respect to the following:

R E C I T A L S:

A.           Borrower and Lender (as successor to Healthcare Realty Trust Incorporated, a Maryland corporation (“HRT”)) are parties to that certain Second Amended and Restated Loan Agreement dated as of March 3, 2005, as amended by that certain Amendment to Loan Agreement dated as of August 6, 2007 (as amended, the “Loan Agreement”), pursuant to the terms and conditions of which a loan in the principal amount of Twenty-One Million Four Hundred Twenty-Six Thousand Dollars ($21,426,000) is due from Borrower to Lender (the “Loan”).  Unless otherwise defined herein, all initially-capitalized terms herein shall have the same meanings given to such terms in the Loan Agreement.

B.           The Loan is evidenced by that certain Second Amended and Restated Note dated March 3, 2005, in the original principal amount of the Loan, executed by Borrower in favor of HRT (the “Note”), which Note has been assigned from HRT to Lender pursuant to that certain Allonge dated as of April 26, 2007.

C.           The original Maturity Date of the Note is March 3, 2008.  Borrower has requested that Lender extend the Maturity Date of the Note and otherwise modify the repayment terms of the Loan.  Lender is willing to grant Borrower’s request upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereto agree as follows:

1.           Amendments to Note.  The following amendments to the Note shall be effective as of March 3, 2008:

(a)           The term “Maturity Date” as defined in Section 1 of the Note shall mean March 3, 2009.

(b)           Section 2(a) of the Note is hereby deleted in its entirety and the following substituted therefor:

“From and after March 4, 2008, Interest shall accrue on the principal amount outstanding hereunder at the rate of eight and one-half percent (8.5%) per annum.”

(c)           The first sentence of Section 4 of the Note is hereby deleted in its entirety and the following substituted therefor:

“Borrower shall make all payments on this Note to Lender by wire transfer or ACH (Automated Clearing House) or at such other place as the holder hereof may designate in writing to Borrower in accordance with the provisions of Section 17.”

(d)           The addresses for delivery of notices to Borrower and Lender set forth in Section 17 of the Note are hereby deleted in their entirety and the following substituted therefor:

“If to Borrower:	Emeritus Corporation
3131 Elliott Avenue, Suite 500
Seattle, Washington 98121
                      Attention:  Mr. Eric Mendelsohn
              Facsimile:  (206) 357-7388

If to Lender:                                            Nationwide Health Properties, Inc.
610 Newport Center Drive, Suite 1150
Newport Beach, California  92660
        Attention:  President and CFO
        Facsimile:  (949) 759-6876

with a copy to:                                       Sherry Meyerhoff Hanson & Crance LLP
610 Newport Center Drive, Suite 1200
Newport Beach, California  9266
        Attention:  Kevin L. Sherry, Esq.
        Facsimile:  (949) 719-1212”

2.           Amendments to Loan Agreement.  The following amendments to the Loan Agreement shall be effective as of March 3, 2008:

(a)           The term “Affiliate Obligation” as defined in Section 1.2 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“Affiliate Obligation” means all indebtedness and obligations of Borrower and any Affiliate of Borrower to Lender or any Affiliate of Lender now existing or hereafter arising, including, without limitation, obligations arising under the Lease Documents and the Existing HRT Leases, indebtedness evidenced by promissory notes, lease agreements, guaranties or otherwise and obligations under such indebtedness documents and all other documents executed by Borrower or any Affiliate of Borrower in connection therewith, and any extensions, modifications, substitutions or renewals thereof.  Without limiting the generality of the foregoing, as used herein the term “Affiliate Obligation” shall be deemed and construed to include: (a) the obligations of the tenant under that certain Master Lease dated as of October

2, 2006 by and among Lender and its Affiliates, as landlord, and Summerville at Camelot Place LLC, a Delaware limited liability company, Summerville at Hillen Vale LLC, a Delaware limited liability company, Summerville at Lakeview LLC, a Delaware limited liability company, Summerville at Ridgewood Gardens LLC, a Delaware limited liability company, Summerville at North Hills LLC, a Delaware limited liability company, and The Inn at Medina LLC, a Delaware limited liability company, collectively, as tenant; as amended by (i) that certain First Amendment to Master Lease dated as of December 1, 2006, (ii) that certain Second Amendment to Master Lease dated as of January 2, 2007, and (iii) that certain Third Amendment to Master Lease dated as of March 3, 2008 (as amended, the “Summerville Master Lease”); (b) the obligations of Borrower and/or its Affiliate(s) under the terms of that certain promissory note in the original principal amount of Thirty Million Dollars ($30,000,000) to be executed and delivered by Borrower and/or its Affiliate(s) in connection with that certain Purchase and Sale Agreement dated as of February 6, 2008 by and between Lender, as seller, and Borrower, as buyer.

(b)           Section 7.1.7 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“7.1.7                      [i] Borrower or any Affiliate defaults on any indebtedness, Existing HRT Lease, Affiliate Obligation or other obligation to Lender or any Lender Affiliate; or [ii] Borrower defaults on any Material Obligation, and any applicable grace or cure period with respect to default under such indebtedness, obligation or agreement described in clauses (i) and (ii) above expires without such default having been cured.  This provision applies to all such indebtedness, obligations and agreements as they may be amended, modified, extended or renewed from time to time.”

3.           Release of Mortgages.

The parties hereby acknowledge that, except with respect to the Mortgages encumbering the facilities known as (a) Anderson Place, in Anderson, South Carolina, and (b) Creston Village, in Paso Robles, California, Lender hereby agrees to release, on or after June 15, 2008, the lien of the Mortgages pledged as security for the Loan within ten (10) days of Borrower’s written request therefor.

4.           Reaffirmation of Obligations.

(a)           Borrower hereby acknowledges and reaffirms its obligations under the Note and Loan Agreement, as such documents have been amended by this Agreement, and agrees that any reference made in any of the loan documents to such documents shall mean as amended pursuant to this Agreement.

(b)           Borrower hereby acknowledges and agrees that the execution and delivery of this Agreement by Lender shall not be deemed or construed to constitute a waiver by Lender of any default existing under any of the loan documents or a commitment by Lender to otherwise modify the loan documents.

5.           Representations and Warranties.

As a material inducement to Lender’s entry into this Agreement, Borrower represents and warrants to Lender that:

(a)           To the best of Borrower’s knowledge, as of the date hereof (and after giving effect to all of the amendments reflected in this Agreement), no Event of Default by Borrower exists under the Loan Agreement, the Note, or any of the other documents evidencing and/or securing the Loan, and no event exists which, with the giving of notice or the passage of time, or both, would give rise to an Event of Default by Borrower hereunder or under any of the loan documents; and

(b)           To the best of Borrower’s knowledge, Lender is not in default and has performed all of its obligations under the Loan Agreement and the other loan documents, and Borrower does not have any claim against Lender or defense against the enforcement of the Note, the Loan Agreement or any of the other documents evidencing and/or securing the Loan.

6.           Effect of Loan Documents.

Except as specifically amended pursuant to the terms of this Agreement, the terms and conditions of the Note and Loan Agreement shall remain unmodified and in full force and effect.  In the event of any inconsistencies between the terms of this Agreement and any terms of any of the loan documents, the terms of this Agreement shall govern and prevail.

7.           Governing Law.

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio without giving effect to the conflicts-of-law rules and principles of such state.

8.           Counterparts.

This Agreement may be executed and acknowledged in any number of counterparts, all of which executed and acknowledged counterparts shall together constitute a single document.  Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this document to physically form one document, which may be recorded.

9.           Further Assurances.

At any time or from time to time upon the reasonable request of Lender, Borrower shall, at its expense, promptly execute, acknowledge and deliver, or cause to be executed, acknowledged, or delivered, such further instruments and documents and perform such other acts as may be necessary or advisable, in the reasonable discretion of Lender, for carrying out the intention or facilitating the performance of the terms of this Agreement, or for assuring the validity of, perfecting, or preserving the lien of any other loan documents, as modified by this Agreement.

10.           Attorneys’ Fees.

In the event of any dispute or litigation concerning the enforcement, validity or interpretation of this Agreement, or any part thereof, the losing party shall pay all costs, charges, fees and expenses (including reasonable attorneys’ fees) paid or incurred by the prevailing party, regardless of whether any action or proceeding is initiated relative to such dispute and regardless of whether any such litigation is prosecuted to judgment.

11.           Entire Agreement.

This Agreement contains the entire agreement between the parties relating to the subject matters contained herein.  Any oral representations or statements concerning the subject matters herein shall be of no force or effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

“BORROWER”

EMERITUS CORPORATION,
a Washington corporation

By:           /s/ Eric Mendelsohn
Name:            Eric Mendelsohn
Title:              SVP Corporate Development

“LENDER”

NATIONWIDE HEALTH PROPERTIES, INC.,
a Maryland corporation

By:           /s/ Brent P. Chappell
Name:            Brent P. Chappell
Title:              VP Portfolio Management